Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 17 TO CREDIT AGREEMENT AND CONSENT

This AMENDMENT NO. 17 TO CREDIT AGREEMENT AND CONSENT (this “Agreement”) is made and entered into as of June 5, 2023 between FLEXSHOPPER 2, LLC (the “Company”), Powerscourt Investments 32, LP, as administrative agent (in such capacity, the “Administrative Agent”) and as a lender (the “Lender”).

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Wells Fargo Bank, National Association, as paying agent (the “Paying Agent”) and various lenders from time to time party thereto are party to a certain Credit Agreement, dated March 6, 2015 (as amended, supplemented and otherwise modified as of the date hereof, the “Credit Agreement”);

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1.	Defined Terms. Capitalized definitional terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.	Amendment to the Credit Agreement. Effective as of the date first written above, upon the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

a.	The definition of “Key Person” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“Key Person Event” means the termination or resignation of any of the employees or Persons identified on Schedule 6 that are not replaced with Persons acceptable to Administrative Agent within 90 days from the date of termination or resignation.

b.	The Persons listed on Schedule 6 to the Credit Agreement is hereby deleted and replaced with the following:

Russ Heiser, Chief Executive Officer

John Davis, Chief Operating Officer

Any person serving in a c-suite position or as an executive vice president.

3.	Consent to Revolution-BasePoint Agreements. Flexshopper, Inc. (“Parent”) has informed Administrative Agent and the Lender that it intends to (a) incur certain indebtedness and grant security interests in certain of its assets in connection with (i) a Limited Payment Guaranty (Flex Revolution Loan) between Parent and BP Fundco LLC and (ii) a Pledge Agreement among Parent, Flex Revolution, LLC and BP Fundco LLC, each to be dated on or about the date of this Agreement (collectively, in the forms presented by Parent to Administrative Agent on the date hereof, the “Revolution Agreements”) and (b) form a new subsidiary, Flex Tex, LLC, for origination of Texas CSO loans (the “Subsidiary Formation”). Sections 6.01(d), 6.2, 6.3 and 6.5 of the Credit Agreement prohibit the incurrence of such indebtedness and granting of such security interest and formation of new subsidiaries. Administrative Agent and the Lender hereby consent, on a one-time basis, to Parent’s execution and performance of the Revolution Agreements and the Subsidiary Formation. The consent set forth in this Section 3 is effective solely for the purposes set forth herein, shall be limited precisely as written and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Credit Documents, and shall not be deemed to: (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Credit Document, which shall remain and continue in full force and effect; (b) prejudice any right that Administrative Agent or Lender have or may have in the future under or in connection with the Credit Agreement or any other Credit Document; (c) waive any Default, Event of Default or Servicer Default that may exist and is continuing as of the date hereof or occur hereafter; or (d) establish a custom or course of dealing among Parent or Borrower, on the one hand, and Administrative Agent or any Lender, on the other hand.

4.	Effectiveness. This Agreement shall become effective as of the date first written above upon delivery to the Administrative Agent of counterparts of this Agreement duly executed by each of the parties hereto.

5.	Binding Effect; Ratification.

a.	The Credit Agreement, as amended hereby, remains in full force and effect. Any reference to the Credit Agreement from and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, unless otherwise expressly stated.

b.	Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect and each is hereby ratified and confirmed by the parties hereto.

c.	The Company represents and warrants to the Lender that (a) each and every of its representations and warranties contained in Section 4 of the Credit Agreement, as amended hereby, are true and correct as of the date hereof and (b) no Event of Default or Default has occurred and is continuing and, immediately after the execution and delivery of this Amendment, no Event of Default or Default shall have occurred or be continuing.

d.	Notwithstanding anything to the contrary herein or in the Credit Document, by signing this Agreement, neither the Lender nor the Administrative Agent is waiving or consenting, nor has either of them agreed to waive or consent to in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any of the Credit Documents.

e.	The Company agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement.

6.	Miscellaneous.

a.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

b.	The captions and headings used herein are for convenience of reference only and shall not affect the interpretation hereof.

c.	This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

d.	Executed counterparts of this Agreement may be delivered electronically.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER: POWERSCOURT INVESTMENTS 32, LP

By:	Powerscourt Investments GP, LLC, as general partner

By:	Maples Fiduciary Services (Delaware) Inc., as managing member

By:	/s/ Scott Huff
Name:	Scott Huff
Title:	Authorized Signatory

COMPANY: FLEXSHOPPER 2, LLC

By:	/s/ Russ Heiser
Name:	Russ Heiser
Title:	President

Agreed to and acknowledged: FLEXSHOPPER, INC.

By:	/s/ Russ Heiser
Name:	Russ Heiser
Title:	CEO

(Amendment No. 17 to Credit Agreement)

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